SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) July 20, 2001

                               EMCORE CORPORATION


               (Exact name of registrant as specified in charter)



        New Jersey                   0-22175                  22-2746503
   -------------------             ------------              --------------
     State or other               (Commission               (IRS Employer
     jurisdiction of              File Number)              Identification No.)
     incorporation



145 Belmont Drive, Somerset, New Jersey                              08873
---------------------------------------                            ----------
 (Address of principal offices)                                    (Zip Code)


Registrant's telephone number including area code     (732) 271-9090


(Former name or former address, if changed since last report) NOT APPLICABLE

Item 5.   OTHER EVENTS.

EMCORE Corporation ("Emcore") and Uniroyal Compound Semiconductors, Inc. ("UCS"), a wholly-owned subsidiary of Uniroyal Technology Corporation, have begun negotiations for a buyout by UCS of Emcore's interest in the Uniroyal Optoelectronics, LLC joint venture. Capital contributions solely funded by UCS have increased its percentage interest in the profits and losses of the joint venture to 64% with Emcore's interest at 36% as of June 30, 2001. Emcore has reserved the right to resume making capital contributions in the future.

RISK FACTOR

EMCORE MAY NOT COMPLETE THE SALE OF ITS OWNERSHIP INTEREST IN UNIROYAL OPTOELECTRONICS, LLC, AND EMCORE'S OWNERSHIP MAY BE FURTHER DILUTED IN THE FUTURE.

Emcore's negotiations with UCS regarding the sale to UCS of Emcore's ownership interest in Uniroyal Optoeletronics, LLC are only in preliminary stages. Emcore cannot be certain that it will be able to finalize the sale on mutually acceptable terms. In addition, if the sale is not completed, Emcore may choose not to participate in future capital calls, which could result in further dilution of Emcore's interest.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       EMCORE CORPORATION
                                       (Registrant)

                                       By: /s/ Thomas G. Werthan
                                           -----------------------------------
                                           Thomas G. Werthan
                                           Chief Financial Officer
Dated:  July 20, 2001